OAKWOOD ACCEPTANCE CORPORATION
                          ANNUAL OFFICER'S CERTIFICATE

                        OAKWOOD MORTGAGE INVESTORS, INC.
                  SENIOR/SUBORDINATED PASS-THROUGH CERTIFICATES
                                  SERIES 1996-A


Pursuant to Section 3.13(a) of the Standard Terms to Pooling and Servicing Agreement (September 1994 Edition) which is incorporated in the Pooling and Servicing Agreement dated February 1, 1996 among Oakwood Mortgage Investors, Inc., Oakwood Acceptance Corporation (the "Servicer") and PNC Bank, N.A., the undersigned officer of the Servicer hereby certifies that a review of the activities of the Servicer during the period February 1, 1996 through September 30, 1996 and of its performance under the Pooling and Servicing Agreement has been made under his supervision and to the best of his knowledge, based on such review, the Servicer has fulfilled all its obligations under the Pooling and Servicing Agreement through such period.



By:  /s/ Douglas R. Muir

Name:  Douglas R. Muir

Title:  Vice President

Date:  September 30, 1996



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